Exhibit (a)(1)

                              AMENDED AND RESTATED
                              CERTIFICATE OF TRUST
                                       OF
                   NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST

         This Certificate of Trust ("Certificate") is amended and restated to reflect a change in the name of the Trust from Neuberger & Berman Advisers Management Trust, which was originally formed on May 25, 1994 to Neuberger Berman Advisers Management Trust (the "Trust"). The Certificate is filed in accordance with the provisions of the Delaware Business Trust Act (12 Del. Code Ann. tit. 12 Section 3801 et seq.) and sets forth the following:

1. The name of the Trust is: Neuberger Berman Advisers Management Trust, formerly Neuberger&Berman Advisers Management Trust.

2. The business address of the registered office of the Trust and of the registered agent of the Trust is:

                           The Corporation Trust Company
                           Corporation Trust Center
                           1209 Orange Street
                           Wilmington, Delaware 19801


3. This Certificate is effective upon filing.

4. The Trust is a Delaware business trust registered under the Investment Company Act of 1940, as amended. Notice is hereby given that the Trust shall consist of one or more series. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust shall be enforceable against the assets of such series only, and not against the assets of the Trust generally or any other series.

         IN WITNESS WHEREOF, the undersigned, being a Trustee of the Trust, has executed this Certificate on the 5th day of November, 1998.



/s/ Stanley Egener
- ---------------------------
Stanley Egener, as
Trustee and not individually

Address: 605 Third Avenue
         New York, New York
         10158-0006

STATE OF NEW YORK
CITY OF NEW YORK

         Before me this 5th day of November, 1998, personally appeared the above-named Stanley Egener, known to me to be the person who executed the forgoing instrument and who acknowledged that he executed the same.



                                                /s/ Kevin Lyons
                                                ---------------------------
                                                Kevin Lyons
                                                Notary Public

My commission expires July 31, 2000

Kevin Lyons
Notary Public, State of New York
No. 31-4824781
Certified in NY County
Commission expires 7/31/2000